FIRST AMENDMENT
                                       TO
                            STOCK PURCHASE AGREEMENT
                                 BY AND BETWEEN
                       VALCOR, INC. AND I.C.H. CORPORATION


     THIS FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT BETWEEN VALCOR, INC. AND I.C.H. CORPORATION dated and effective as of April 18, 1997 (the "Amendment") is by and between I.C.H. CORPORATION, a Delaware corporation (the "Buyer"), and VALCOR, INC., a Delaware corporation (the "Seller").

                                    RECITALS
                                    --------

     WHEREAS, Seller and Buyer entered into a Stock Purchase Agreement dated as of February 7, 1997 (the "Purchase Agreement"); and

     WHEREAS, Seller and Buyer desire to amend certain provisions of the Purchase Agreement as set forth in this Amendment;

                                    COVENANTS
                                    ---------

     NOW, THEREFORE, in consideration of the foregoing, and in further consideration of the mutual covenants and considerations herein contained, Seller and Buyer hereby agree as follows:

     1. Exhibit A. Exhibit A attached to the Agreement is hereby deleted and Exhibit A attached hereto is substituted for the original Exhibit A and incorporated into the Agreement as if attached thereto. For all purposes related to the Agreement, the term "Agreed Value" shall mean and refer to such information as set forth on Exhibit A attached hereto.

     2. Exhibit B. Exhibit B attached to the Agreement is hereby amended by deleting the existing Section 2(b) and substituting the following:

     "List of Sybra indebtedness to be repaid in full on the Closing date by
Buyer:

                  Valcor Credit Facility                      $20,000,000

     Such Sybra indebtedness may be increased on or prior to the Closing date and shall be repaid in full on the Closing Date by Buyer in an aggregate amount of $23,772,000."

Exhibit B attached to the Agreement is further amended by inserting under
Section 4(c) thereof the following:

     Consents required for assignment and sublease of sandwich leases:

                  Unit 518                  Unit 995
                  Unit 630                  Unit 1172
                  Unit 785                  Unit 5711"
                  Unit 984

Exhibit B attached to the Agreement is further amended by deleting existing Schedule B-3 and substituting new Schedule B-3 attached hereto.

     3. Section 2(d). Section 2(d) of the Agreement is amended by deleting the phrase "April 14, 1997" and substituting the phrase "April 30, 1997."

     4. Section 2(g). Section 2(g) of the Agreement is amended and restated as follows:

     "(g) Contingent Consideration. Buyer agrees to pay Seller additional, contingent consideration computed in accordance with this ss.2(g).

          (i) Subject to the other provisions of this ss.2(g)(i), commencing on the Closing Date and continuing through the earliest of (a) the date Sybra enters into a lease for Unit #740 or for another location at the Park City Mall, Lancaster, Pennsylvania, which lease is for a term of one year or more and requires Sybra to make expenditures for tenant improvements in an amount in excess of $350,000 (a "Qualifying Lease"), (b) the date upon which Buyer pays in full all of the amounts due under ss.2(g)(ii) and/or ss.2(g)(iii), as applicable, Buyer shall pay Seller an amount equal to 50% of the Monthly Free Cash Flow of Unit #740 for each Fiscal Month, or portion thereof (the "Monthly Contingent Consideration"). Buyer shall pay all amounts due to Seller for Monthly Contingent Consideration under this ss.2(g)(i) by wire transfer or delivery of other immediately available funds within 15 business days after the last business day of each such Fiscal Month, or portion thereof; provided however, that with respect to the period commencing on the Closing Date and ending on July 31, 1997 (the "Initial Period"), no payments shall be due and payable until August 15, 1997 and, provided further, if Sybra enters into a Qualifying Lease within the Initial Period, no payments of Monthly Contingent Consideration under this ss.2(g)(i) shall be due or payable. If Sybra does not enter into a Qualifying Lease during the Initial Period, Buyer shall pay Seller on August 15, 1997 an aggregate amount equal to the Monthly Contingent Consideration for each Fiscal Month during the Initial Period. If Sybra enters into a Qualifying Lease after the Initial Period, then any Monthly Contingent Consideration previously paid shall be reimbursed to Buyer by Seller by wire transfer or delivery of other immediately available funds within 15 business days after Buyer notifies Seller that Sybra has entered into a Qualifying Lease.


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


          (ii) In the event that, after the Closing Date, (a) Sybra enters into a lease for Unit #740 or for another location at the Park City Mall, Lancaster, Pennsylvania, or (b) Sybra has not been forced by the lessor to vacate Unit #740 on or before the second anniversary of the Closing Date, Buyer shall pay Seller the sum of $2,000,000 (the "Lump Sum Contingent Consideration") on the second anniversary of the Closing Date (the "Determination Date"). At Buyer's option, if Sybra has not entered into a lease for Unit #740 or for another location at the Park City Mall, Lancaster, Pennsylvania and Sybra has not been forced by the lessor to vacate Unit #740 on or before the second anniversary of the Closing Date, the Determination Date may be extended from the second anniversary of the Closing Date to the third anniversary of the Closing Date, provided that Buyer shall have given Seller written notice of such extension on or before 30 days prior to the second anniversary of the Closing Date, and, provided further, that Buyer shall pay Seller an amount equal to 50% of the Monthly Free Cash Flow of Unit #740 for each Fiscal Month, or portion thereof (the "Additional Monthly Contingent Consideration"), during the period from the second anniversary of the Closing Date to the date of payment in full of the Lump Sum Contingent Consideration. In the event Buyer makes payments of Additional Monthly Contingent Consideration in respect of a Fiscal Month, no amounts shall be due from Buyer to Seller for Monthly Contingent Consideration for the same Fiscal Month. Buyer shall pay the Lump Sum Contingent Consideration to Seller by wire transfer or delivery of other immediately available funds within 5 business days after the Determination Date. Buyer shall pay all amounts due to Seller for Additional Monthly Contingent Consideration under this ss.2(g)(ii) by wire transfer or delivery of other immediately available funds within 15 business days after the last business day of each applicable Fiscal Month. Upon and after the date of payment in full of all amounts due pursuant to this ss.2(g)(ii), Buyer shall not be obligated to pay Seller any amounts pursuant to ss.2(g)(iii).

          (iii) If, prior to the payment of the Lump Sum Contingent Consideration due pursuant to ss.2(g)(ii), (a) the lease in effect as of the Closing Date for Unit #740 is terminated and, as a result, Sybra is forced by the lessor to vacate Unit #740, and (b) Sybra has not entered into a lease for another location at the Park City Mall, Lancaster, Pennsylvania, Buyer shall pay Seller cash in an amount equal to 50% of the cumulative Monthly Free Cash Flow of Unit #740, calculated from the Closing Date to the date upon which Sybra vacates Unit #740 (the "Supplemental Consideration"). Buyer shall pay the amount due for Supplemental Consideration pursuant to this ss.2(g)(iii) to Seller by wire transfer or delivery of other immediately available funds, within 5 business days after the date Buyer vacates Unit #740. Unless Buyer subsequently enters into a lease for another location at the Park City Mall, Lancaster, Pennsylvania upon and after the date of payment in full of the Supplemental Consideration due pursuant to this ss.2(g)(iii), Buyer shall not be obligated to pay Seller the Lump Sum Contingent Consideration pursuant to ss.2(g)(ii) nor, pursuant to ss.2(g)(i) and (ii), any amounts for Monthly Contingent Consideration or Additional Monthly Contingent Consideration for periods commencing after the date of such


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

     payment in full of the Supplemental Consideration due pursuant to this ss.2(g)(iii). In the event that Buyer subsequently enters into a lease for another location at the Park City Mall, Lancaster, Pennsylvania, Buyer shall be obligated to pay the Lump Sum Contingent Consideration due pursuant to ss.2(g)(ii) and, pursuant to ss.2(g)(i) and (ii), amounts due for Monthly Contingent Consideration or Additional Monthly Contingent Consideration for all periods prior to payment in full of the Lump Sum Contingent Consideration pursuant to ss.2(g)(ii).

          (iv) The foregoing notwithstanding, in the event that Sybra's lease with respect to Unit #5666 is terminated as a result of Seller's failure to obtain the consent of the landlord for Unit #5666 with respect to the transactions contemplated by this Agreement, the Lump Sum Contingent Consideration, if and when due and payable to Seller, shall be reduced by $158,000."

     5. Section 11(d). Section 11(d) of the Agreement is hereby amended by deleting the word "and" on the seventh line and inserting the following language at the end thereof:

          "and (iii) Buyer may assign its right to purchase the Sybra Shares pursuant to Section 2 to any wholly-owned subsidiary of Buyer; provided, however, that any such assignment shall not in any way affect (a) Buyer's right to receive, under certain circumstances, certain post-closing payments from Seller pursuant to Section 2(f),
          (b) Buyer's obligation, under certain circumstances, to make certain post-closing payments to Seller pursuant to Section 2(g) or (c) any other rights or obligations of Buyer under this Agreement."

     6. Except as amended, modified or supplemented by this Amendment, the parties confirm and ratify the terms and provisions of the Purchase Agreement.

                                    * * * * *

          IN WITNESS WHEREOF, this Amendment is entered into by the duly authorized representatives of the parties hereto as of the date first above written.

                                          I.C.H. CORPORATION

                                          By: ________________________________
                                          Title: _____________________________

                                          VALCOR, INC., a Delaware corporation

                                          By: ________________________________
                                          Title: _____________________________




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23152.d7

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